Exhibit 10.44

EXECUTION VERSION

SIXTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIXTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Sixth Amendment”) dated December 7, 2018, by and among MVC CAPITAL, INC., a corporation formed under the laws of the State of Delaware (the “Borrower”), MVC FINANCIAL SERVICES, INC., a corporation formed under the laws of the State of Delaware, MVC CAYMAN, an exempted company incorporated under the laws of the Cayman Islands, MVC GP II, LLC, a limited liability company formed under the laws of the State of Delaware, and MVC PARTNERS LLC, a limited liability company formed under the laws of the State of Delaware, (collectively, the “Guarantors”, and each a “Guarantor”), the financial institutions or entities from time to time parties to the Loan Agreement (as such term is defined herein) (collectively, the “Lenders”, and each a “Lender”), and SANTANDER BANK, N.A., as agent (the “Agent”), and WINTRUST BANK, as syndication agent (“Wintrust”).

BACKGROUND

WHEREAS, Borrower, Lenders and Agent are parties to a Credit and Security Agreement dated as of December 9, 2015 (as same has been and may be further modified, amended, supplemented and/or restated from time to time, the “Credit Agreement”). Capitalized terms used herein shall have the meanings given to them in the Credit Agreement unless otherwise specified.

WHEREAS, Borrower has requested that the Agent and the Lenders amend the Credit Agreement as described in this Sixth Amendment.

WHEREAS, Agent and Lenders are willing to amend certain terms and conditions of the Credit Agreement and grant the requested waivers as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Amendments to Credit Agreement.  As of the date hereof, the Credit Agreement is amended as follows:

(1)           Definitions.  Section 1.1 of the Credit Agreement is amended by the deletion or the amendment and restatement of the following definitions, as applicable, to read in their entirety as follows:

(a)       the definition of Borrowing Base is hereby deleted and amended and restated in its entirety to read as follows:

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)           Sixty-five percent (65%) multiplied by the lower of (i) the outstanding principal balance or (ii) the Fair Market Value, of all Eligible Senior Debt Investments; plus

(b)           Fifty percent (50%) multiplied by the lower of (i) the outstanding principal balance or (ii) the Fair Market Value, of all Eligible Subordinate Debt Investments; minus

(c)           the face amount of all issued and outstanding Letters of Credit; minus

(d)           Reserves; minus

(e)           the Availability Block minus

(f)            the Special Availability Block.

(b)       the definition of Liquidity is hereby deleted and amended and restated in its entirety to read as follows:

““Liquidity” means, at any time, the sum of (a) Excess Availability at such time plus (b) the aggregate amount of Pledged Cash at such time plus (c) the Special Availability Block at such time minus (c) the Required Pledged Cash Amount at such time.”

(c)       the definition of Maturity Date is hereby deleted and amended and restated in its entirety to read as follows:

““Maturity Date” means March 9, 2019.”

(2)           Section 1.1 of the Credit Agreement is amended by addition of the following definitions which shall be inserted in the appropriate alphabetical order, to read in their entirety as follows:

““Extension Date” means December 9, 2018.”

““Sixth Amendment Closing Date” means December 7, 2018.”

““Special Availability Block” means:

(a)           commencing on the Sixth Amendment Closing Date and ending on the date that is forty-five (45) days after the Extension Date, Five Million Dollars ($5,000,000);

(b)           commencing on the forty-sixth (46th) day after the Extension Date and through and including the seventy-fifth (75th) day after the Extension Date, Ten Million Dollars ($10,000,000); and

(c)           commencing on the seventy-sixth (76th) day after the Extension Date and at all times thereafter the Special Availability Block shall equal the amount necessary to reduce the Borrowing Base to an amount equal to the sum of (i) Five Million Dollars ($5,000,000) plus (ii) the face amount of all issued and outstanding Letters of Credit.

Notwithstanding anything herein to the contrary, the Special Availability Block shall not reduce the Borrowing Base when calculating Excess Availability for purposes of Subsections (f) and (g) of Schedule 8.1 of this Credit Agreement.”

(3)           Section 2.3 of the Credit Agreement is hereby deleted.

(4)           Section 12.10(a) of the Credit Agreement is hereby amended by the insertion of the words “Special Availability Block,” between “Availability Block” and “Borrowing Base” therein.

(5)           Schedule 8.1 of the Credit Agreement is hereby amended by the deletion of Subsection 8.1(d) (iii).

1.3          No Other Changes. Except as explicitly amended by this Sixth Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to all Revolving Loans and Letters of Credit thereunder.

2.             Conditions.

(1)           Conditions Precedent. This Sixth Amendment shall be effective when the Agent shall have received an executed copy hereof and each of the following documents (collectively, the “Sixth Amendment Documents”):

(a)       this Sixth Amendment duly executed;

(b)       the Acknowledgment and Agreement of Guarantors set forth at the end of this Sixth Amendment, duly executed by the Guarantor; and

(c)       payment of an amendment fee to the Agent for the benefit of the Lenders in an amount equal to Two Hundred Thousand Dollars ($200,000) which fee shall be fully earned, irrevocable, due and payable on the Sixth Amendment Closing Date.

(2)           Conditions Subsequent.   Following the date of the Sixth Amendment Closing Date, the Borrower agrees:

(a)       If the Lenders have not received payment in full of the Obligations on or before the sixth (60th) day after the Extension Date, the Borrower shall pay to the Agent for the benefit of the Lenders an additional amendment fee in an amount equal to One Hundred Fifty Thousand Dollars ($150,000), which fee shall be fully earned, irrevocable, due and payable on the sixty-first (61st) day after the Extension Date.

(b)       If the Borrower has paid the fee in subsection (a) hereinabove and the Lenders have not received payment in full of the Obligations on or before the seventy-fifth (75th) day after the Extension Date, the Borrower shall pay to the Agent for the benefit of the Lenders a second additional amendment fee in an amount equal to Two Hundred Thousand Dollars ($200,000) which fee shall be fully earned, irrevocable, due and payable on the seventy-sixth (76th) day after the Extension Date.

3.             Representations and Warranties. Borrower hereby represents and warrants to

Agent and Lenders as follows:

(a)       Borrower has all requisite power and authority to execute this Sixth Amendment and to perform all of its obligations hereunder, and the Sixth Amendment has been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with their terms, subject to applicable Federal and state bankruptcy and insolvency laws affecting generally the rights of creditors.

(b)       The execution, delivery and performance by Borrower of this Sixth Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the certificate of incorporation or bylaws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or Credit Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in the Credit Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

4.             References. All references in the Credit Agreement to the “Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

5.             No Waiver.  The execution of this Sixth Amendment and of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Documents or other document held by Agent or Lenders, whether or not known to Agent or Lenders and whether or not existing on the date of this Sixth Amendment.

6.             Release.  Borrower and Guarantors by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Agent, Lenders and L/C Issuers, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower or Guarantors has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Sixth Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

7.             Costs and Expenses. Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Agent, Lenders and L/C Issuer on demand for all reasonable costs and expenses incurred by Agent, Lenders and L/C Issuer in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to Agent, Lenders and L/C Issuer for the services performed by such counsel in connection with the preparation of this Sixth Amendment and the documents and instruments incidental hereto.  Borrower hereby agrees that Agent may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make an Advance to Borrower under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses.

8.           Miscellaneous. This Sixth Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Sixth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Sixth Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the date first written above.

MVC CAPITAL, INC.

By:	/s/ Michael T. Tokarz
Name:	MICHAEL T. TOKARZ
Title:

SANTANDER BANK, N.A.,
as Agent and as a Lender

By:	/s/ Pierre A. Desbiens
Name:	PIERRE A. DESBIENS
Title:

By:	/s/ Jeffrey G. Millman
Name:	JEFFREY G. MILLMAN
Title:

WINTRUST BANK, as Lender

By:	/s/ John Paul Hillis
Name:	JOHN PAUL HILLIS
Title:	SVP

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, each a Guarantor of the Indebtedness of MVC Capital, Inc. (the “Borrower”) to Santander Bank, N.A. ( “Agent”) for itself, as a lender, and as agent for the other lenders (the “Lenders”) signatory to that certain Credit and Security Agreement dated as of December 9, 2015 by and among the Borrower, the Lenders, and the Agent, pursuant to the Guaranty Agreement dated as of December 9, 2015 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to Agent, Lenders or L/C Issuer pursuant to the terms of the Guaranty; and (iv) acknowledges that the Agent and Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrower’s present and future indebtedness to the Agent and Lenders.

MVC FINANCIAL SERVICES, INC.

	By:	/s/ Michael T. Tokarz
	Name:	MICHAEL T. TOKARZ
Title:

MVC CAYMAN

	By:	/s/ Michael T. Tokarz
	Name:	MICHAEL T. TOKARZ
Title:

MVC GP II, LLC

	By:	/s/ James Pinto
	Name:	JAMES PINTO
Title:

MVC PARTNERS LLC

	By:	/s/ Michael T. Tokarz
	Name:	MICHAEL T. TOKARZ
Title:

Date: December 7, 2018